Exhibit (g)(2)

APPENDIX A
To SSB Master Custodian Agreement dated November 17, 2008
(Effective as of January 27, 2015)

Cash Account Trust
Government & Agency Securities Portfolio
Tax-Exempt Portfolio

Cash Management Portfolio

Cash Reserve Fund, Inc.
Prime Series

Deutsche Equity 500 Index Portfolio

Deutsche High Income Opportunities Fund, Inc.

Deutsche High Income Trust

Deutsche Income Trust
Deutsche Core Fixed Income Fund
Deutsche Global High Income Fund
Deutsche Global Inflation Fund
Deutsche GNMA Fund
Deutsche High Income Fund
Deutsche Short Duration Fund
Deutsche Strategic Government Securities Fund
Deutsche Ultra-Short Duration Fund
Deutsche Unconstrained Income Fund

Deutsche Institutional Funds
Deutsche EAFE Equity Index Fund
Deutsche Equity 500 Index Fund
Deutsche S&P 500 Index Fund
Deutsche U.S. Bond Index Fund

Deutsche Investment Trust
Deutsche Capital Growth Fund
Deutsche Core Equity Fund
Deutsche Large Cap Focus Growth Fund
Deutsche Mid Cap Growth Fund
Deutsche Small Cap Core Fund
Deutsche Small Cap Growth Fund

Deutsche Investments VIT Funds
Deutsche Equity 500 Index VIP
Deutsche Small Cap Index VIP

Deutsche Market Trust
Deutsche Alternative Asset Allocation Fund
Deutsche Diversified Market Neutral Fund
Deutsche Global Income Builder Fund
Deutsche Select Alternative Allocation Fund
Deutsche Strategic Equity Long/Short Fund

Deutsche Money Funds
Deutsche Money Market Prime Series

DWS Money Market Trust
Cash Management Fund
Cash Reserves Fund Institutional
Daily Assets Fund Institutional
Deutsche Money Market Series
NY Tax Free Money Fund
Tax Free Money Fund Investment

Deutsche Multi-Market Income Trust

Deutsche Municipal Income Trust

Deutsche Municipal Trust
Deutsche Managed Municipal Bond Fund
Deutsche Short-Term Municipal Bond Fund
Deutsche Strategic High Yield Tax-Free Fund

Deutsche Portfolio Trust
Deutsche Core Plus Income Fund
Deutsche Floating Rate Fund

Deutsche Securities Trust
Deutsche Communications Fund
Deutsche CROCI Sector Opportunities Fund
Deutsche Health and Wellness Fund
Deutsche MLP & Energy Infrastructure Fund
Deutsche Real Estate Securities Fund
Deutsche Real Estate Securities Income Fund
Deutsche Science and Technology Fund

Deutsche State Tax-Free Income Series
Deutsche California Tax-Free Income Fund
Deutsche Massachusetts Tax-Free Fund
Deutsche New York Tax-Free Income Fund

Deutsche Strategic Income Trust

Deutsche Strategic Municipal Income Trust

Deutsche Target Date Series
Deutsche LifeCompass 2015 Fund
Deutsche LifeCompass 2020 Fund
Deutsche LifeCompass 2030 Fund
Deutsche LifeCompass 2040 Fund
Deutsche LifeCompass Retirement Fund

Deutsche Target Fund

Deutsche Tax Free Trust
Deutsche Intermediate Tax/AMT Free Fund

Deutsche Value Series, Inc.
Deutsche Equity Dividend Fund
Deutsche Large Cap Value Fund
Deutsche Mid Cap Value Fund
Deutsche Small Cap Value Fund

Deutsche Variable Series I
Deutsche Bond VIP
Deutsche Capital Growth VIP
Deutsche Core Equity VIP

Deutsche Variable Series II
Deutsche Alternative Asset Allocation VIP
Deutsche Global Income Builder VIP
Deutsche Government & Agency Securities VIP
Deutsche High Income VIP
Deutsche Large Cap Value VIP
Deutsche Money Market VIP
Deutsche Small Mid Cap Growth VIP
Deutsche Small Mid Cap Value VIP
Deutsche Unconstrained Income VIP

Investors Cash Trust
Central Cash Management Fund
Deutsche Variable NAV Money Fund
Treasury Portfolio

Tax-Exempt California Money Market Fund